SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               CYLINK CORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                              CYLINK CORPORATION
                                 ------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2001
                                 ------------

TO THE SHAREHOLDERS OF CYLINK CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., local time, on May 16, 2001, for the following purposes:

        1. Election Of Directors. To elect two directors of the Company to serve until the 2004 Annual Meeting of Shareholders or until their successors are elected and qualified.

        2. Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2001.

        3.  Other Business. To transact such other business as may properly come
     before   the   Annual  Meeting  of  Shareholders  and  any  adjournment  or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 30, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders and any adjournment or postponement thereof.

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ William P. Crowell

                                        William P. Crowell
                                        President and Chief Executive Officer
Santa Clara, California
April 13, 2001

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                              Mailed to Shareholders on or about April 13, 2001


                              CYLINK CORPORATION
                                3131 Jay Street
                         Santa Clara, California 95056
                                 ------------
                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                                 ------------

                              PROCEDURAL MATTERS

General Information

     This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation ("us", "we" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 16, 2001, at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. The Company's headquarters are located at 3131 Jay Street, Santa Clara, California 95056-0952.

Quorum And Voting Procedures

     The close of business on March 30, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 32,706,298 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, the two candidates receiving the highest number of affirmative votes will be elected as directors. Any other proposals require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

Revocability Of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the General Counsel of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the General Counsel of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Cylink Corporation, P.O. Box 54952, 3131 Jay Street, Santa Clara, California 95056-0952, Attention:
General Counsel, or hand-delivered to the General Counsel of the Company at or before the taking of the vote at the Annual Meeting.

Solicitation Of Proxies

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Shareholder Proposals

     To be considered for presentation to the annual meeting of shareholders to be held in the year 2002, a shareholder proposal must be received by the General Counsel of Cylink Corporation, P.O. Box 54952, 3131 Jay Street, Santa Clara, California 95056-0952, no later than December 14, 2001. In addition, a shareholder who intends to present a proposal at the Company's annual meeting of shareholders in the year 2002 without inclusion of the proposal in the Company's proxy materials may wish to provide written notice of such proposal to the Company's General Counsel no later than ninety days prior to such meeting. If the shareholder proponent does not do so, management may use its discretionary voting authority to vote on such proposal for all of the shares for which executed proxies are received. Further, the Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and other requirements of the proxy rules promulgated by the Securities and Exchange Commission. In order to avoid any dispute as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at eight. Two directors will be elected at the Annual Meeting to serve as Class 3 directors until the 2004
Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the two nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names and certain information relating to each of the two Class 3 director nominees:

                                                                             Director      Term
Name of Nominee                  Class     Age     Position with Company       Since      Expires
------------------------------- -------   -----   -----------------------   ----------   --------
Leo Guthart(2)(3) .............   3        63     Chairman of the Board       1984         2004
James H. Simons(2)(3) .........   3        62     Director                    1984         2004

     Set forth below are the names and certain information relating to each of the six current directors whose term as a director of the Company is not expiring:

                                                                                    Director      Term
Name of Nominee                    Class     Age        Position with Company         Since      Expires
--------------------------------- -------   -----   ----------------------------   ----------   --------
Elwyn Berlekamp(1) ..............   1        60     Director                         1995         2002
Paul Gauvreau(1) ................   1        61     Director                         1999         2002
Regis McKenna ...................   1        61     Director                         1998         2002
Howard L. Morgan(1)(4) ..........   2        55     Director                         1995         2003
William W. Harris(1)(4) .........   2        61     Director                         1995         2003
William P. Crowell(3) ...........   2        60     President, Chief Executive       1999         2003
                                                      Officer and Director

------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Executive Committee

(4) Member of Nominating Committee

     Dr. Berlekamp has served as a Director of the Company since October 1995. He also co-founded the Company and served as a Director of the Company from 1984 to 1990. From 1994 until 1998, he served as the Chairman of the Board of Trustees of the Mathematical Sciences Research Institute. From 1989 until 1990 he served as the President of Axcom. Dr. Berlekamp has been a professor of mathematics and of electrical engineering and computer science at the University of California since 1971. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences, and holds a B.S., M.S. and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

     Mr. Gauvreau has served as a Director of the Company since 1999. Mr. Gauvreau previously served as a Director of the Company from 1985 until 1995. Mr. Gauvreau was Chief Financial Officer and Financial Vice President, Treasurer of Pittway Corporation, a principal shareholder of the Company, until February 2001 (Pittway Corporation was acquired by Honeywell Corporation in February 2000). He holds a B.S.C. from Loyola University, Chicago and an M.B.A. from the University of Chicago.

     Mr. McKenna has served as a Director of the Company since July 1998. Mr. McKenna has served as the Chairman of The McKenna Group since 1970. Mr. McKenna is on the boards of the Economic Strategies Institute and the Competitiveness Counsel and is also on the advisory board of the University of California Berkeley Haas Graduate School of Business. Mr. McKenna is Chairman of the Board of the Santa Clara University Center for Science Technology and Society and is a founding member of SmartValley, a Silicon Valley project to create an information network linking businesses, schools, governments and homes. In addition, Mr. McKenna is a trustee of Santa Clara University and President of the Board of Trustees of the New Children's Shelter of Santa Clara County. Mr. McKenna also serves as director for Caliper Technologies and Cybergold Incentive. Mr. McKenna attended St. Vincent College and holds a B.S. from Duquesne University.

     Mr. Crowell became a Director of the Company in 1999. Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, he served as the Deputy Director at the National Security Agency from 1994 to 1997, and previously served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on
Encryption.   He  holds  a  B.A.  in  Political  Science  from  Louisiana  State
University.

     Dr. William W. Harris has served as a Director of the Company since 1995. Dr. Harris is a private investor and is the founder and Treasurer of KidsPac and President of the Children's Research and Education Institute. He holds a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology.

     Dr. Morgan has served as a Director of the Company since 1995 and previously served as a Director of the Company from 1984 to 1990. Dr. Morgan has served since June 1989 as the President of ArcaGroup, Inc., a consulting and investment management company and, since 1999, has served as Vice Chairman of IdeaLab! Corporation. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., Infonautics, Inc., MyPoints.com, Segue Software, Inc. and Unitronix Corporation. He holds a B.S. in Physics from City College of New York and a Ph.D. in Operations Research from Cornell University.

     Dr. Guthart has served as a Director of the Company since 1984. Between 1990 and 2000, he served as the Vice Chairman of Pittway Corporation and as the Chairman of the Ademco division of Pittway Corporation (a principal shareholder of the Company). In February 2000, Pittway Corporation was acquired by
Honeywell Corporation and Dr. Guthart became Executive Vice President of the Home and Building Control division of Honeywell Corporation, and the Chairman of Security and Fire Solutions division. Dr. Guthart is also the Chairman of Topspin Partners, a venture capital firm. He holds an A.B. in Physics from Harvard and an M.B.A. and a D.B.A. in Finance from Harvard Business School. Dr. Guthart also serves as a Director of Aptar Group, Inc. and Symbol Technologies, Inc., and he is a Trustee of the Acorn Investment Trust.

     Dr. Simons has served as a Director of the Company since 1984. Dr. Simons has also served as the President and Chairman of Renaissance Technologies Corporation since 1982. From 1968 to 1975, Dr. Simons was Chairman of the Mathematics Department at State University of New York, Stony Brook. He holds a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director of Franklin Electronic Publishers, Inc., Segue Software and Kentec Symbol Technologies, Inc.

     Set forth below is certain information about Dr. William J. Perry, a current Class 3 member of the Board whose term is expiring at the Annual
Meeting:

     Dr.  William  J.  Perry  has  served as a Director of the Company since May
1997. Dr. Perry is currently the Michael and Barbara Berberian Professor at Stanford University, with a joint appointment in the Department of
Engineering-Economic Systems/Operations Research and the Institute for International Studies. Dr. Perry was the 19th Secretary of Defense for the United States of America, serving from February 1994 to January 1997. He also served as the Deputy Secretary of Defense from 1993 until 1994. He holds a B.S. and an M.S. from Stanford University and a Ph.D. from Pennsylvania State University, all in mathematics. He is a member of the National Academy of Engineering and a fellow of the American Academy of Arts and Sciences.

Meetings And Committees Of The Board Of Directors

     During the fiscal year ended December 31, 2000 the Board met six times, including four regular meetings and two special meetings. Each Director attended no fewer than 75% of all the scheduled meetings of the Board and its committees on which he served. The Board has four committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee, which held five meetings during the fiscal year ended December 31, 2000, consists of Dr. Howard L. Morgan, Dr. William W. Harris, Dr. Elwyn Berlekamp and Mr. Paul Gauvreau. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Compensation Committee, which held one meeting in the fiscal year ended December 31, 2000, consists of Dr. Leo Guthart and Dr. James H. Simons. The Compensation Committee reviews and approves the compensation and benefits for the Company's chief executive officer, reviews and advises the Board of Directors about the Chief Executive Officer's performance, supervises administration of the Company's 1994 Stock Incentive Plan (the "1994 Plan") and performs such other duties as may from time to time be determined by the Board.

     The Executive Committee, which held one meeting in the fiscal year ended December 31, 2000, consists of Mr. William P. Crowell, Dr. Guthart and Dr. Simons. The Executive Committee acts or authorizes action on behalf of the Board on specific matters delegated by the Board.

     The Nominating Committee consists of Dr. Howard L. Morgan, Dr. William J. Perry and Dr. William W. Harris. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates and making recommendations to the Board with respect to candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's General Counsel, Robert B. Fougner, Esq., indicating the nominee's qualifications and other relevant biographical information. Mr. Perry will cease to be a member of the Nominating Committee, upon the expiration of his term as a Class 3 director at the Annual Meeting.

Compensation Of Directors

     The Company's general policy is to pay Non-Employee Directors a $1,000 fee for each Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. However, in the fiscal year ending December 31, 2000, the Company paid each Director $4,000 as compensation for all Board and committee meetings attended. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors. In addition, all Non-Employee Directors are eligible to receive discretionary option grants under the 1994 Plan. Such options generally vest monthly over a four year period. Each option generally has a term of six years and will expire ninety days after the individual ceases to be a Non-Employee Director, unless such cessation is due to permanent disability or death, in which case the option will expire twelve months after the individual ceases to be a Non-Employee Director. No directors received option grants under the 1994 Plan in the fiscal year ending December 31, 2000.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                         OF DR. GUTHART AND DR. SIMONS
                          AS DIRECTORS OF THE COMPANY

                                  PROPOSAL 2

                             APPROVAL OF AUDITORS

     The Board of Directors, following the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2001. This appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting is required to ratify the Board's appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited our consolidated financial statements since July 12, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from shareholders.

     Fees billed to Company by Deloitte & Touche LLP during the fiscal year ending December 31, 2000:

Audit Fees

     Audit fees billed to the Company by Deloitte & Touche LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $363,930.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     Fees billed to the Company by Deloitte & Touche LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $207,084.

              THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP
                       AS CYLINK'S INDEPENDENT AUDITORS.

                                  MANAGEMENT

     The   following   table  sets  forth  certain  information  concerning  our
executive officers:

Name                              Age                          Position
-------------------------------- -----   ----------------------------------------------------
William P. Crowell .............  60     President and Chief Executive Officer
R. Christopher Chillingworth ...  49     Vice President, Finance and Chief Financial Officer
Pamela Drew ....................  52     Vice President, Human Resources and Workplace
                                           Environment
Robert B. Fougner ..............  49     Vice President, Secretary and General Counsel
Peter J. Slocum ................  45     Vice President, Engineering
Michael M. Stewart .............  52     Vice President, Sales
Richard Walsh ..................  45     Vice President and Chief Information Officer

     Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, Mr. Crowell served as the Deputy Director at the National Security Agency, and has also served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on Encryption.

     Mr. Chillingworth served as our Acting Vice President, Finance and Chief Financial Officer from November 6, 2000 to February 1, 2001. On February 1, 2001, Mr. Chillingworth became Vice President, Finance and Chief Financial Officer of the Company. Most recently, Mr. Chillingworth served as our Corporate Controller and prior to joining the Company, Mr. Chillingworth was engaged for nearly five years providing consulting services at the Chief Financial Officer and Controller level to a number of Northern California firms.

     Ms. Drew has served as the Company's Vice President, Human Resources and Workplace Environment since December 1, 2000. Prior to becoming Vice President, Ms. Drew served as the Company's Director of Human Resources. Prior to joining the Company, Ms. Drew served as the global Human Resources Director for Honeywell-Measurex Corporation.

     Mr. Fougner has been General Counsel and Secretary since joining the Company in December 1989. Prior to joining the Company he was a partner in the New York law firm of Hill, Betts & Nash.

     Mr. Slocum joined the Company as Vice President, Engineering in February 1997. From July 1993 to February 1997, he served as Vice President of Engineering for Octel Communications Corporation. Mr. Slocum served as Director of Engineering for Silicon Graphics, Inc. from July 1992 to July 1993 and MIPS Computer Systems, Inc. from August 1990 to July 1992.

     Mr. Stewart joined the Company as Vice President, Sales in February 1999. Prior to joining the Company, Mr. Stewart served as President and Chief Executive Officer of Escalade Networks and as Vice President, Worldwide Systems Sales & Marketing for A.T.M.L.

     Mr. Walsh joined the Company as Vice President and Chief Information Officer, effective March 13, 2000. Prior to joining the Company, Mr. Walsh served as Director of Information Technology for Honeywell-Measurex Corporation.

Relationships Among Directors Or Executive Officers

     There are no family relationships among any of our directors or executive officers.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 30, 2001 for (i) each person who is known by us to beneficially own more than 5% of our Common Stock,
(ii) each of our directors, (iii) each of the executive officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                             Shares         Percentage
                   Directors, Nominees for Director,                      Beneficially     Beneficially
                Executive Officers and 5% Shareholders                      Owned(1)        Owned (2)
----------------------------------------------------------------------   --------------   -------------
Pittway Corporation(3) ...............................................      8,606,085          26.31
Kopp Investment Advisors, Inc.(4) ....................................      7,675,745          23.47
James H. Simons(5) ...................................................      1,762,292           5.39
Bermuda Trust Company, as Trustee of the Lord Jim Trust(6) ...........      1,748,605           5.35
GeoCapital LLC(7) ....................................................      1,651,500           5.05
Leo A. Guthart(8) ....................................................        363,500           1.11
Paul R. Gauvreau(9) ..................................................         62,000             *
Elwyn Berlekamp(10) ..................................................        296,364             *
Roger Barnes(11) .....................................................        120,000             *
Yosef A. Cohen .......................................................         96,698             *
William C. Crowell(12) ...............................................        668,333           2.04
Robert Fougner(13) ...................................................        167,970             *
William W. Harris(14) ................................................         18,500             *
Regis McKenna(15) ....................................................         44,167             *
Howard L. Morgan(16) .................................................         30,500             *
William J. Perry(17) .................................................         75,000             *
Peter J. Slocum(18) ..................................................        206,842             *
Michael Stewart(19) ..................................................         79,375             *
All executive officers and Directors as a group (14 persons) .........      3,991,541          12.20

------------
   * Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2000 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Percentage beneficially owned is based on 32,706,298 shares outstanding as of March 30, 2001.

(3) Pittway Corporation was acquired by Honeywell Corporation in February 2000. The address of Honeywell Corporation is 101 Columbia Road, Morristown, NJ 07962

(4) Based on a Schedule 13G filed on November 28, 2000, Kopp Investment Advisors, Inc. and entities affiliated with or controlled by Kopp Investment Advisors, Inc. beneficially own 7,675,745 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.

(5) Includes (a) 1,748,605 shares owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his immediate family are the beneficiaries), and (b) 18,500 shares subject to options exercisable within 60 days of March 30, 2001.

(6) Bermuda Trust Company, as Trustee of the Lord Jim Trust, holds 1,748,605 shares of the Company's Common Stock in a trust of which Dr. Simons, a Director of the Company, and members of his immediate family are the beneficiaries. The address of Bermuda Trust Company is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.

                                         (Footnotes continued on following page)

                                       9



(Footnotes continued from previous page)

(7) Based on a Schedule 13G filed on February 10, 1999, GeoCapital LLC is the beneficial owner of 1,651,500 shares of the Company's Common Stock. The address of GeoCapital LLC is 767 Fifth Avenue, 45th floor, New York, NY 10153-4590.

(8) Includes 48,500 shares subject to options exercisable within 60 days of March 30, 2001.

(9) Includes 12,000 shares subject to options exercisable within 60 days of March 30, 2001.

(10) Includes 18,500 shares subject to options exercisable within 60 days of March 30, 2001.

(11) Mr. Barnes holds 120,000 options to acquire shares of Cylink Common Stock, which must be exercised by April 1, 2000.

(12) Includes 668,333 shares subject to options exercisable within 60 days of March 30, 2001.

(13) Includes 167,970 shares subject to options exercisable within 60 days of March 30, 2001.

(14) Includes 18,500 shares subject to options exercisable within 60 days of March 30, 2001.

(15) Includes 44,167 shares subject to options exercisable within 60 days of March 30, 2001.

(16) Includes 18,500 shares subject to options exercisable within 60 days of March 30, 2001.

(17) Includes 75,000 shares subject to options exercisable within 60 days of March 30, 2001.

(18) Includes 201,292 shares subject to options exercisable within 60 days of March 30, 2001.

(19) Includes 79,375 shares subject to options exercisable within 60 days of March 30, 2001.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company and (ii) the four other most highly compensated executive officers of the Company, (collectively, the "Named
Executive Officers"):

                                                Summary Compensation Table

                                                       Annual Compensation                 Long Term Compensation
                                              -------------------------------------- -----------------------------------
                                                                                         Securities
               Name and                                       Bonus    Other Annual      Underlying        All Other
          Principal Position            Year    Salary ($)    ($)(1)   Compensation    Options/ SARs    Compensation ($)
-------------------------------------- ------ ------------- --------- -------------- ----------------- -----------------
William Crowell ...................... 2000     300,000      150,000    13,746(2)                         88,960(3)
 President and Chief                   1999     300,000      100,000    13,746         150,000            88,960
 Executive Officer                     1998     203,846       82,800      7446         500,000            56,819

R. Christopher Chillingworth ......... 2000     148,754       60,000                   110,000
 Vice President and Chief              1999     127,211        6,500                    50,000
 Executive Officer

Robert Fougner ....................... 2000     188,077       40,000
 Vice President, Secretary             1999     160,192       55,000
 and General Counsel                   1998     155,000      105,000                   200,000

Peter Slocum ......................... 2000     198,385       40,000    10,673
 Vice President, Engineering           1999     185,000       80,000     8,894
                                       1999     185,000       80,000                   250,000(4)
Michael Stewart ...................... 2000     150,000       66,188
Vice President, Sales                  1999     124,038       40,000                   150,000

Yossi A. Cohen (5) ................... 2000     250,000(6)    25,000
Chief Executive Officer,               1999     250,000       50,000
Algorithmic Research, Ltd.             1998     128,323       51,262                   250,000            17,903

Roger A. Barnes (7) .................. 2000     184,615       60,000    21,790                            17,832
Vice President and Chief               1999     200,000       52,500                                      17,832(8)
Financial Officer                      1998      19,231       50,000                   300,000

------------
(1) All Bonuses paid in 2000 were earned in 1999. The Company executives agreed to forego bonuses for 2000.

(2)  Includes a car allowance of $6300.

(3) Imputed interest, assuming 8% interest rate, on an interest free loan from the Company.

(4) Includes an option to purchase 250,000 shares of Common Stock that had previously been granted and repriced in December 1998.

(5)  Mr. Cohen left the Company on November 30, 2000.

(6) Mr. Cohen's salary included Manager's and Disability Insurance, Education Fund, and other benefits in accordance with local practices in Israel.

(7)  Mr. Barnes left the Company on November 17, 2000.

(8) Imputed interest, assuming 8% interest rate, on an interest-free loan from the Company.

Option Exercises and Holdings

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 2000, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2000, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2000.

                    Aggregated Option Exercise In Last Fiscal Year and Fiscal Year-End Option Values

                                                                        Number of
                                                                  Securities Underlying         Value of Unexercised
                                    Shares                         Unexercised Options              In-the-Money
                                                                at December 31, 2000 (#)    at December 31, 2000 ($) (1)
                                 Acquired on        Value     ----------------------------- ----------------------------
Name                           Exercise (#)(1)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------- ----------------- ------------- ------------- --------------- ------------- --------------
William P. Crowell ..........           --               --      581,875        418,125               0          0
Chris Chillingworth .........           --               --       50,833        109,167               0          0
Peter J. Slocum .............           --               --      166,500         83,500               0          0
Robert Fougner ..............       96,987        1,132,055      151,303         80,000        7,715.28          0
Yosef A. Cohen ..............           --               --      113,461              0               0          0
Roger A. Barnes .............           --               --      120,000              0               0          0
Michael Stewart .............        5,000           72,375       63,750         81,250               0          0

------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2000 ($2.1562 per share) and the exercise price of the Named Executive Officers' respective options.

                                                Ten-Year Option Repricings

                                                     Number of       Market                                     Length of
                                                    Securities      Price of      Exercise                   Original Option
                                                    Underlying      Stock at      Price at        New             Term
                                                      Options       Time of       Time of       Exercise        Remaining
                                                     Repriced      Repricing     Repricing      Exercise       at Date of
Name                                     Date           (#)           ($)           ($)        Price ($)        Repricing
------------------------------------- ----------   ------------   -----------   -----------   -----------   ----------------
Yosef A. Cohen ...................... 12/11/98         50,000          4.25         9.875          4.25         8 years
 Chief Executive Officer,
 Algorithmic Research, Ltd.

Sarah L. Engel ...................... 12/11/98        150,000          4.25        11.00           4.25         8 years
 Vice President,
 Professional Services

Paul Massie ......................... 12/11/98         85,106          4.25        11.75           4.25         8 years
 Vice President,
 Information Systems

Peter J. Slocum ..................... 12/11/98        250,000          4.25        11.875          4.25         8 years
 Vice President, Engineering

Employment Agreements

     We entered into an employment agreement with Mr. Crowell in December 1997, which agreement was amended in November 1998 (the "Crowell Agreement"). Under the terms of the Crowell Agreement, Mr. Crowell is to be employed by the
Company until December 31, 2004 for an annual salary of $300,000 and is eligible for an annual performance bonus of $100,000. Pursuant to the terms of the Crowell Agreement, we made a loan to Mr. Crowell in the amount of approximately $1,112,000 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Maryland. The Loan will be interest free for the period of his employment and secured by a deed of trust on Mr. Crowell's principal residence. As of December 31, 2000, the total amount outstanding under the Cromwell Loan was $1,112,000. Under the Crowell Agreement, Mr. Crowell received a grant of options covering 350,000 shares of our Common Stock, which options vest over a period of five years from the date of his employment, a second grant of 500,000 options with 20% vesting upon the grant in December 1998, and the balance vesting ratably over four years, and a third grant of 150,000 options in January 1999, which options vest ratably over four years. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of Cylink.

     In November 1998, our subsidiary, Algorithmic Research, Ltd., amended its 1996 employment agreement with Mr. Yosef A. Cohen (the "Cohen Agreement") under which Mr. Cohen agreed to be employed as Algorithmic Research, Ltd.'s Chief Executive Officer until December 31, 1999 at a salary of $250,000 per year and a potential performance bonus of $50,000 per year. Under the Cohen Agreement, Mr. Cohen received a grant of options covering 50,000 shares of our Common Stock, which options were repriced in December 1998 and were to continue to vest over the following three year period beginning December 1998. Mr. Cohen received a second option grant covering 200,000 shares of our Common Stock in November 1998, 20% of which vested immediately, with the balance vesting ratably over four years from the date of grant. Mr. Cohen resigned as Chief Executive Officer of Algorithmic Research Ltd., effective November 30, 2000. Pursuant to the Cohen Agreement, Mr. Cohen received $195,000 as a severance payment. At the time of his resignation, 113,462 of Mr. Cohen's options had vested, all of which have since expired.

     In October 1998, the Company entered into an employment agreement with Mr. Barnes, which agreement was amended in August 1999 (the "Barnes Agreement"). Under the terms of the Barnes Agreement, Mr. Barnes was to be employed until December 31, 2003 for an annual salary initially set at $200,000 and is eligible for an annual performance bonus of $75,000. Under the terms of the Barnes Agreement, Mr. Barnes received a grant of options covering 300,000 shares of our Company's Common Stock which options were to vest over a period of five years from October 1998, subject to accelerated vesting, in certain circumstances, if there is a change in control of Cylink. Pursuant to the terms of the Barnes Agreement, we made a loan to Mr. Barnes in the amount of approximately $565,000 (the "Loan") to purchase a primary residence in
California commensurate with his prior residence in Colorado. The Loan was interest-free for the period of his employment and secured by a deed of trust on Mr. Barnes' principal residence. Mr. Barnes resigned voluntarily as Vice President, Finance and Chief Executive Officer effective November 17, 2000. In accordance with the Barnes Agreement, interest accrues on the Loan at the rate of not less than 7% and as of December 31, 2000, the full amount was outstanding under the Loan. The Loan was due and payable on February 15, 2001 and has not yet been paid by Mr. Barnes. Mr. Barnes has 120,000 vested options, which will all expire on April 1, 2001.

     In January 1997, we entered into an employment agreement with Mr. Slocum (the "Slocum Agreement"). Under the terms of the Slocum Agreement, Mr. Slocum is to be employed until January 2002 for an annual salary initially set at $185,000 and is eligible for an annual performance bonus of $70,000. Under the Slocum Agreement, Mr. Slocum received a grant of options covering 250,000 shares of our Common Stock, which options now vest over a period of three years from December 1998. These options are, in certain circumstances, subject to accelerated vesting if there is a change of control of Cylink.

     The Company entered into an executive retention agreement with Mr. Fougner in June 1998 (the "Fougner Agreement"). The Fougner Agreement does not guarantee any specific employment, salary or bonus, but does cover benefits Mr. Fougner is entitled to upon the occurrence of certain events; including involuntary termination upon a change in control of Cylink.

     In November 2000, we entered into an employment agreement with Mr. Chillingworth (the "Chillingworth Agreement"). Under the terms of the Chillingworth Agreement, Mr. Chillingworth agreed to serve as Acting Chief Financial Officer until February 2001 for an annual salary of $175,000, with eligibility for an annual employment bonus of $75,000. Mr. Chillingworth received a grant of options covering 100,000 shares of Cylink, with the first 25% of the options vesting immediately and the balance vesting monthly over a four year period. These options are, in certain circumstances, subject to accelerated vesting upon a change in control of Cylink. Mr. Chillingworth has since become Chief Financial Officer and he and the Company are negotiating a definitive employment agreement.

Certain Transactions

     In 1997, we issued a $1,000,000 interest-free loan to Ms. Engel, our former Vice President, Professional Services (the "Engel Loan"). Ms. Engel resigned as the Company's Vice-President, Professional

Services, on August 21, 2000. The Engel Loan was interest-free during the period of Ms. Engel's employment with us, and is due in March 2002. The Engel Loan is secured by a deed of trust on Ms. Engel's principal residence. Pursuant to the terms of a severance agreement entered into by and between the Company and Ms. Engel, the Engel Loan is due on the earlier of the sale of Ms. Engel's principal residence and February 2002. However, any profit Ms. Engel makes as a result of exercises of certain options will be paid to Cylink and applied against the loan balance. As of December 31, 1999, the total amount outstanding was approximately $1,000,000.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Compensation Committee of the Board was formed in December 1995 and consists of Dr. Leo Guthart and Dr. James Simons. Decisions concerning the compensation of our Chief Executive Officer is made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director). Decisions concerning the compensation of our executive officers are made by the Chief Executive Officer in consultation with members of the Compensation Committee. Policies concerning the terms of the 1994 Plan are determined by the Compensation Committee and administered by certain of our executive officers.

Executive Officer Compensation Programs

     The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

     Base Salaries. Salaries for our executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee and the Chief Executive Officer rely on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and our financial performance generally. The weight given each such factor may vary from individual to individual. Based on prior surveys, the base salaries for our executive officers were at the approximate median of the base salary range for other executive officers in comparable positions at comparable companies in our industry and geographical region.

     Incentive Bonuses. The Compensation Committee and the Chief Executive Officer believe that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to our success and to our financial performance generally.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period. However, the Compensation Committee continues to evaluate and consider revisions to the various terms and conditions of our option agreements, specifically with respect to the duration of the option agreements, and the basis for issuing and vesting of awards. The principal factors considered in granting stock options to our executive officers are prior performance, level of responsibility, other compensation and the executive officer's ability to influence our long-term growth and profitability. However, the 1994 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (the "IRC") disallows a deduction by us for certain compensation exceeding $1 million paid to any named executive officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1994 Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1994 Plan.

Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Crowell's base salary for the fiscal year ended December 31, 2000 was $300,000. Although Mr. Crowell is eligible for an annual minimum bonus of $150,000 most of the Company's executive officers, including Mr. Crowell, agreed to forgo bonuses for services performed during 2000. Mr. Crowell's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size, the compensation for our previous Chief Executive, and past proposals by competing candidates for the position of Chief Executive Officer. Based on prior surveys, the base salary offered to Mr. Crowell was at the approximate median of the base salary range for other Chief Executive Officers of comparable companies in our industry and geographical region.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

     The Audit Committee of the Board was formed in 1995 and consists of Dr. Howard L. Morgan, Dr. William W. Harris, Dr. Elwyn Berlekamp and Mr. Paul Gauvreau, directors who meet the independence and experience requirements of the National Association of Securities Dealers. The Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the Company's auditors.

     Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2000. Deloitte & Touche LLP, the Company's independent auditors, issued their unqualified report dated as of February 6, 2001 on the Company's financial statements.

     The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees". The Audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with Deloitte & Touche LLP relative to its independence, including whether Deloitte & Touche LLP's provision of non-audit services is compatible with its independence. A copy of the Audit Committee Charter is attached as Appendix A.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Annual Report on Form 10-K for the fiscal year then ended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee currently consists of Dr. Leo A. Guthart and Dr. James H. Simons. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on our Common Stock from February 15, 1996, the date of our initial public offering, through the end of our fiscal year ended December 31, 2000, with the percentage change in the cumulative total return for the Nasdaq
Composite Index and the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on February 15, 1996 in our Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                           COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN
                                      AMONG CYLINK CORPORATION,
                           THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
                             AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                       Cumulative Total Return

                                          2/15/96     12/96     12/97     12/98     12/99     12/00
                                         ---------   -------   -------   -------   -------   ------
Cylink Corporation                         100          58        43        16        60       10
NASDAQ Stock Market (U.S. & Foreign)       100         118       138       215       480      310
Hambrecht & Quist Technology               100         118       144       200       372      225

                                [GRAPHIC OMITTED]

                   CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

Previous Independent Accountants

     On July 12, 1999, we dismissed PricewaterhouseCoopers LLP, which had previously served as our independent accountants, and engaged Deloitte & Touche LLP as our new independent accountants.

     The reports of PricewaterhouseCoopers LLP on the financial statements for our past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     The Audit Committee of the Board of Directors participated in and approved the decision to change independent accountants.

     In connection with its audits for the two most recent fiscal years and through July 12, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through July 12, 1999, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     We requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 19, 1999, is filed as Exhibit
16.1 to our Form 8-K, filed with the Securities and Exchange Commission on July 19, 1999.

New Independent Accountants

     As stated above, we engaged Deloitte & Touche LLP as our new independent accountants as of July 12, 1999. The Audit Committee of the Board of Directors approved such engagement on June 21, 1999.

     In  October,  1998,  Wilson  Sonsini  Goodrich & Rosati, outside counsel to
Cylink, retained Deloitte & Touche LLP to assist Wilson Sonsini Goodrich & Rosati in a review of our prior revenue recognition practices. In conjunction with that engagement, Deloitte & Touche LLP provided oral and written advice to assist Wilson Sonsini Goodrich & Rosati and the Audit Committee regarding matters relating to such revenue recognition practices.

     During the two most recent fiscal years and through July 12, 1999, we did not consult with Deloitte & Touche LLP on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of the Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, we believe that during the fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements, with the exception of Mr. Cohen, Mr. Chillingworth and Ms. Drew. Mr. Cohen was required to file a report on Form 4 respecting certain sales of our Common Stock, Mr. Chillingworth and Ms. Drew were each required to file reports on Form 3. We anticipate filing a report on Form 5 on Mr. Cohen's behalf, and on Mr. Chillingworth's and Ms. Drew's behalf, prior to the date of the Annual Meeting.

Other Matters

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ William P. Crowell

                                        William P. Crowell
                                        President and Chief Executive Officer
April 13, 2001
Santa Clara, California

                                  APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of Cylink Corporation (the "Company") shall consist of at least three (3) members of the Board of Directors, a majority of which shall be outside members, and shall be charged with the following functions:

     1. To take any and all actions which may be taken by the Board of Directors of the Company to review and supervise the financial controls of the Company, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Committee deems necessary to complete an audit of the books and accounts of the Company.

     2. To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing.

     3. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so. Cylink Corporation 2001 Proxy Statement

                                   APPENDIX B

                                      PROXY

                               CYLINK CORPORATION

                                 3131 Jay Street
                          Santa Clara, California 95056

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 16, 2001

         The undersigned shareholder of Cylink Corporation hereby acknowledges receipt of the 2000 Annual Report to Shareholders and the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 13, 2001, for the Annual Meeting of Shareholders of Cylink Corporation to be held on Friday, May 16, 2001 at 2:00 p.m., local time at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054 and revoking all prior proxies, hereby appoints Jana Gold and Robert Fougner, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Cylink Corporation held on record by the undersigned on March 30, 2001 at the Annual Meeting to be held on May 16, 2001, or any postponement or adjournment thereof.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Please mark your votes as this example.  [X]

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted for the election of all directors and for proposals 2 and 3.

         1. Election of all nominees listed below to the Board of Directors as Class 3 directors to serve until the Year 2004 Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

NOMINEES:         Dr. Leo A. Guthart and Dr. James H. Simons

                  [ ] FOR ALL NOMINEES

                  [ ] WITHHOLD FROM ALL NOMINEES

                  [ ] --------------------------------
                      For All Nominees except as noted above

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of Cylink for the fiscal year ending December 31, 2001.

                  [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

         3. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

[ ]  Mark here for address change and note below

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                  Date:
           ------------------------               ------------------------------

Signature:                                  Date:
           ------------------------               ------------------------------